UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

333-110122	05-0584918
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California 91504

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02. Results of Operations and Financial Condition

LBI Media, Inc. (“LBI Media”), a California corporation and wholly owned subsidiary of LBI Media Holdings, Inc. (“LBI Media Holdings”), held a conference call on May 16, 2011 to discuss its financial results for the three months ended March 31, 2011. LBI Media was also available to answer questions during the conference call. The transcript from the conference call is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The information in this Form 8-K and the exhibit attached hereto is being furnished (not filed) under Item 2.02 of Form 8-K. The transcript has been selectively edited to facilitate the understanding of the information communicated during the conference call.

During the conference call, LBI Media used the term “Adjusted EBITDA.” Adjusted EBITDA consists of net income or loss, plus income tax expense or benefit, loss on disposal of property and equipment, net interest expense, interest rate swap expense or income, depreciation, and stock-based compensation expense. The term, as defined by LBI Media, may not be comparable to a similarly titled measure employed by other companies and is not a measure of performance calculated in accordance with generally accepted accounting principles in the United States (“GAAP”).

The management of LBI Media considers this measure an important indicator of its financial performance, as it eliminates the effects of certain of the company’s non-cash items and the company’s capital structure. In addition, it provides useful information to investors regarding the company’s financial condition and results of operations and the company’s ability to service debt. The measure should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with GAAP, such as cash flows from operating activities, operating income or loss and net income or loss.

LBI Media believes Adjusted EBITDA is useful to an investor in evaluating its financial performance because:

•

it is widely used in the broadcasting industry to measure a company’s financial performance without regard to items such as net interest expense and depreciation, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•

it gives investors another measure to evaluate and compare the results of LBI Media’s operations from period to period by removing the impact of LBI Media’s capital structure (such as net interest expense and net interest rate swap expense), asset base (such as depreciation) and actions that do not affect liquidity (such as stock-based compensation expense) from LBI Media’s operating results; and

•

it helps investors identify items that are within LBI Media’s operational control. For example, depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable operating charge in the period.

LBI Media’s management uses Adjusted EBITDA:

•

as a measure of operating performance because it assists LBI Media in comparing its financial performance on a consistent basis as it removes the impact of LBI Media’s capital structure, asset base and actions that do not affect liquidity from its operating results;

•	as a measure to assist LBI Media in evaluating and planning its acquisition strategy;

•	in presentations to LBI Media’s board of directors to enable them to have the same consistent measurement basis of financial performance used by management;

•	as a measure for determining LBI Media’s operating budget and its ability to fund working capital; and

•	as a measure for planning and forecasting capital expenditures.

The table set forth below reconciles net loss, calculated and presented in accordance with GAAP, to Adjusted EBITDA (unaudited, in thousands):

	Three Months Ended March 31,
	2011	2010
Net loss	$(6,450)	$(2,531)
Add:
Provision for income taxes	519	614
Interest expense and other income, net	8,437	6,751
Interest rate swap income	(777)	(245)
Depreciation	2,551	2,450
Loss on disposal of property and equipment	7	3
Stock-based compensation expense	6	6

Adjusted EBITDA	$4,293	$7,048

In addition, during the conference call, LBI Media stated that, excluding census revenue from 2010, (a) net revenues increased by $2.4 million, or 10%, to $25.4 million for the first quarter of 2011, from $23.1 million for the same period of 2010, (b) net revenues for LBI Media’s television segment increased by 23%, to $14.2 million for the first quarter of 2011 from $11.5 million for the same period of 2010 and (c) net revenues for its radio segment declined by 3%, to $11.3 million for the first quarter of 2011 from $11.6 million for the same period of 2010.

The table set forth below reconciles net revenue to net revenue, excluding census revenue, for LBI Media (unaudited, in thousands):

	Three Months Ended March 31,
	2011	2010
Net revenue	$25,426	$23,584
(Census revenue)	—	(528)

Net revenue, excluding census revenue	$25,426	$23,056

The table set forth below reconciles net revenue to net revenue, excluding census revenue, for LBI Media’s television segment (unaudited, in thousands):

	Three Months Ended March 31,
	2011	2010
Net revenue	$14,165	$11,758
(Census revenue)	—	(285)

Net revenue, excluding census revenue	$14,165	$11,473

The table set forth below reconciles net revenue to net revenue, excluding census revenue, for LBI Media’s radio segment (unaudited, in thousands):

	Three Months Ended March 31,
	2011	2010
Net revenue	$11,261	$11,826
(Census revenue)	—	(243)

Net revenue, excluding census revenue	$11,261	$11,583

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Transcript of conference call on May 16, 2011 discussing financial results for the three months ended March 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on May 20, 2011.

LBI MEDIA HOLDINGS, INC.

By:	/s/ Wisdom Lu
Wisdom Lu
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of conference call on May 16, 2011 discussing financial results for the three months ended March 31, 2011